UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 13, 2019

Date of Report (Date of earliest event reported)

000-51254

Commission File Number

PARKS! AMERICA, INC.

(Exact name of registrant as specified in its charter)

Nevada	91-0626756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1300 Oak Grove Road Pine Mountain, GA 31822
(Address of Principal Executive Offices) (Zip Code)

(706) 663-8744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2019, the Board of Directors of Parks! America, Inc. (the “Company”) appointed John Gannon and William S. Jump, to fill vacancies on the Company’s Board of Directors.

Appointment of John Gannon

John Gannon has 32 years of experience in the amusement park, waterpark, and zoo industry. Mr. Gannon has worked with the Columbus Zoo and Aquarium since 2007, most recently serving as a Senior Vice President responsible for managing all of the for profit ventures of the Columbus Zoo and Aquarium, including its waterpark, its amusement park section and its golf course. Prior to joining the Columbus Zoo and Aquarium, Mr. Gannon was with Six Flags, Premier Parks and Funtime Inc. for a combined total of 19 years. During his time with Six Flags, Mr. Gannon served as Vice President of Finance, with responsibility over the eastern United States and Europe. Mr. Gannon is a CPA and started his career with Ernst & Young. He is a member of the International Association of Amusement Parks and Attractions (IAAPA) and the World Waterpark Association (WWA). In 2017, Governor John Kasich appointed Mr. Gannon to the Ohio Department of Agriculture Advisory Board on Amusement Ride Safety. Mr. Gannon is 62 years old and earned a Bachelor’s of Science degree in Accounting from the University of Akron.

Mr. Gannon has not been appointed to any committees of the Board at this time; however, the Company may appoint Mr. Gannon to one or more Board committees in the future. There are no arrangements or understandings between Mr. Gannon and any other persons pursuant to which Mr. Gannon was appointed a director of the Company. There are no family relationships between Mr. Gannon and any of the Company’s directors or executive officers. There are no transactions in which Mr. Gannon has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Gannon is not entitled to any compensation, although historically the Company has made annual discretionary stock grants, or the cash equivalent thereof, to the members of the Board of Directors. For information regarding Director compensation, please see the Company’s most recent Annual Report on Form 10-K filed on December 12, 2019.

The Board has determined that Mr. Gannon is considered to be independent under the listing standards of the Rules of NASDAQ set forth in the NASDAQ Manual. (Please note, that Company’s common stock is not currently listed on NASDAQ or any other national securities exchange, and this reference is used for definitional purposes only).

Appointment of William S. Jump

William S. Jump is a principal owner of Out of Africa Wildlife Park LLC, a wild animal attraction located in Camp Verde, Arizona. His responsibilities include heading-up the redevelopment and expansion of the Park. Mr. Jump is also involved in ownership and development of land around the Park. Leading and serving with several organizations, Mr. Jump is also actively involved in promoting economic development in the Verde Valley. Prior to moving to Sedona from Ohio, Mr. Jump was President and a Director of DEC Investment Group, Inc., which was the general partner of several partnerships, which owned and managed large apartment complexes, primarily in the western United States. Mr. Jump was also principal owner of DCMC Construction Management Company, which built and managed many multi-family projects. Prior to his 25 years with DEC, Mr. Jump was the CEO of two other privately held companies, where his responsibilities included raising capital for expansion, and leading various mergers and acquisitions. Mr. Jump started his career with Cummins Engine Company, becoming Vice President responsible for domestic and international operations. He and his family lived in Sao Paulo, Brazil for six years. During his 18 years at Cummins, Mr. Jump gained experience in the acquisition of businesses and properties. Mr. Jump is 77 years old and earned a Bachelor’s degree in business from the University of Colorado.

Mr. Jump has not been appointed to any committees of the Board at this time; however, the Company may appoint Mr. Jump to one or more Board committees in the future. There are no arrangements or understandings between Mr. Jump and any other persons pursuant to which Mr. Jump was appointed a director of the Company. There are no family relationships between Mr. Jump and any of the Company’s directors or executive officers. There are no transactions in which Mr. Jump has an interest requiring disclosure under Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Jump is not entitled to any compensation, although historically the Company has made annual discretionary stock grants, or the cash equivalent thereof, to members of the Board of Directors. For information regarding Director compensation, please see the Company’s most recent Annual Report on Form 10-K filed on December 12, 2019.

The Board has determined that Mr. Jump is considered to be independent under the listing standards of the Rules of NASDAQ set forth in the NASDAQ Manual. (Please note, that Company’s common stock is not currently listed on NASDAQ or any other national securities exchange, and this reference is used for definitional purposes only).

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	News release issued by Parks! America, Inc. on December 17, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKS! AMERICA, INC.
Date: December 17, 2019
	By:	/s/ Dale Van Voorhis
	Name:	Dale Van Voorhis
	Title:	Chief Executive Officer and Chairman of the Board